SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.
                    ----------------------------------------


                                   FORM 8-K/A
                               Amendment No. 1 to

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): September 21, 1998



                         ELLIGENT CONSULTING GROUP, INC.
             [Exact Name of Registrant as specified in its Charter]




         Nevada                       33-14576-D               87-0453842
[State or Other Jurisdiction   [Commission File No.]         [IRS Employer
     of Incorporation]                                     Identification No.]



           152 West 57th Street,  40th Floor,  New York, New York 10019
               [Address of principal executive offices; ZIP Code]




        Registrant's Telephone No., including Area Code:  (212) 765-2915


                                      N/A
            (Former name or Former Address, if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information


ELLIGENT CONSULTING GROUP, INC. AND SUBSIDIARY
PRO FORMA COMBINED FINANCIAL STATEMENTS
[UNAUDITED]
------------------------------------------------------------------------------



The following pro forma combined balance sheet as of July 31, 1998 and combined statement of operations for the year then ended give effect to the acquisition by Patra Capital Limited ["Patra"] of the outstanding stock of Conversion Services International, Inc. ["CSI"] effective September 21, 1998 and the effect of Elligent Consulting Group, Inc. ["Elligent"] acquiring all of the outstanding stock of Patra effective September 3, 1998. For accounting purposes, July 31, 1998 is the effective date for both transactions.

The pro forma information gives effect to the Patra/CSI transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

The Elligent/Patra transaction is reflected as a recapitalization. Patra is deemed to be the acquiror [for accounting purposes] as Patra received the larger portion of voting rights in the combined entity.

The pro forma balance sheet gives effect to the transactions as if they occurred on the balance sheet date. The pro forma statement of operations for the year ended July 31, 1998 gives effect to these transactions as if they had occurred at the beginning of the period presented. The historical statement of operations of the Company will reflect the effects of these transactions from the date of acquisition forward.

The pro forma combined statements have been prepared by Elligent's management based upon the historical financial statements of Elligent, Patra and CSI. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the date indicated or which may be obtained in the future.

The most recent fiscal year end of the CSI differs from Elligent's most recent fiscal year end by more than 93 days. CSI's statement of operations has been updated to adjust for this difference. The adjustment is listed in Note [A] of the pro forma financial information.

ELLIGENT CONSULTING GROUP, INC. AND SUBSIDIARY
------------------------------------------------------------------------------


PRO FORMA COMBINED BALANCE SHEETS AS OF JULY 31, 1998.
[UNAUDITED]
------------------------------------------------------------------------------



                            Elligent   Patra Capital    CSI
                            July 31,     July 31,    June 30,      Pro Forma   Pro Forma
                             1 9 9 8      1 9 9 8     1 9 9 8     Adjustments  Combined
Assets:
Current Assets:
 Cash                       $ 333,696    $   1,000  $    7,780  $(1,500,000)[1] $  342,476
                                                                  1,500,000 [4]
 Accounts Receivable - Net         --           --   2,777,068           --      2,777,068
 Due From Stockholders             --           --     571,981           --        571,981
 Due From Employees                --           --      25,356           --         25,356
 Other Current Assets              --           --         915           --            915
                            ---------    ---------  ----------  -----------    -----------

 Total Current Assets         333,696        1,000   3,383,100           --      3,717,796

Property and Equipment -
 Net                               --       38,772     344,542           --        383,314

Goodwill - Net                     --           --          --   11,448,370[1]  11,448,370


Other Assets                       --       59,689      14,893           --         74,582
                            ---------    ---------  ----------  -----------    -----------

 Total Assets               $ 333,696    $  99,461  $3,742,535  $11,448,370    $15,624,062
                            =========    =========  ==========  ===========    ===========



See Notes to Pro Forma Combined Financial Statements.

ELLIGENT CONSULTING GROUP, INC. AND SUBSIDIARY
------------------------------------------------------------------------------


PRO FORMA COMBINED BALANCE SHEETS AS OF JULY 31, 1998.
[UNAUDITED]
------------------------------------------------------------------------------



                               Elligent   Patra Capital    CSI
                               July 31,     July 31,    June 30,      Pro Forma      Pro Forma
                                1 9 9 8      1 9 9 8     1 9 9 8     Adjustments     Combined
Liabilities and
 Stockholders' Equity:
Current Liabilities:
 Cash Overdraft                $      --    $      --  $   67,252  $        --     $    67,252
 Accounts Payable                    792       58,000   1,272,003           --       1,330,795
 Accrued Expenses                     --           --     177,333           --         177,333
 Deferred State Taxes                 --           --      51,104           --          51,104
 Notes and Leases Payable -
   Current                            --           --   1,212,160           --       1,212,160
 Notes Payable Stockholders -
   Current                            --           --          --    5,953,292 [1]   5,953,292
                               ---------    ---------  ----------  -----------      ----------

 Total Current Liabilities           792       58,000   2,779,852    5,953,292       8,791,936
                               ---------    ---------  ----------  -----------      ----------

Long-Term Liabilities:
 Notes and Leases Payable             --           --     112,168           --         112,168
 Notes Payable
   Stockholders                       --           --          --    2,205,593 [1]   3,705,593
                                                                     1,500,000 [4]
 Due to Stockholder                   --      237,401          --                      237,401
                               ---------    ---------  ----------  -----------      ----------

 Total Long-Term
   liabilities                        --      237,401     112,168    3,705,593       4,055,162
                               ---------    ---------  ----------  -----------      ----------

Commitments and
 Contingencies                        --           --          --           --              --
                               ---------    ---------  ----------  -----------      ----------

Stockholders' Equity:
 Common Stock                      1,594          200       1,100       (1,100)[1]      14,544
                                                                        12,950 [2]
                                                                          (200)[2]

 Additional Paid-in Capital      386,955           --                2,640,000 [1]   2,958,560
                                                                       (68,395)[2]

 Retained Earnings (Deficit)     (55,645)    (196,140)    850,415     (850,415)[1]    (196,140)
                                                                        55,645 [2]

 Stock Subscription
   Receivable                         --           --      (1,000)       1,000 [1]          --
                               ---------    ---------  ----------  -----------     -----------

 Total Stockholders'
   Equity                        332,904     (195,940)    850,515    1,789,485       2,776,964
                               ---------    ---------  ----------  -----------     -----------

 Total Liabilities and
   Stockholders' Equity        $ 333,696    $  99,461  $3,742,535  $11,448,370     $15,624,062
                               =========    =========  ==========  ===========     ===========

See Notes to Pro Forma Combined Financial Statements.

ELLIGENT CONSULTING GROUP, INC. AND SUBSIDIARY
------------------------------------------------------------------------------


PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED JULY 31, 1998.
[UNAUDITED]
------------------------------------------------------------------------------



                        Elligent   Patra Capital     CSI
                         Twelve       Seven        Twelve
                      months ended months ended months ended
                        July 31,     July 31,   December 31,   Pro Forma      Pro Forma
                         1 9 9 8      1 9 9 8      1 9 9 7    Adjustments     Combined

Revenue                 $      --    $      --  $13,246,763 $ 4,482,896 [A] $17,729,659

Cost of Revenue                --           --    8,142,709   3,250,550 [A]  11,393,259
                        ---------    ---------  -----------  ----------     -----------

  Gross Profit                 --           --    5,104,054   1,232,346       6,336,400

General and
  Administrative
  Expenses                 57,781      196,140    5,190,326   1,074,068 [A]   5,678,795
                                                               (839,520)[3]
Amortization of
  Goodwill                                                      572,419 [5]     572,419

  Operating Loss          (57,781)    (196,140)     (86,272)    425,379          85,186
                        ---------    ---------  -----------  ----------     -----------

Other Revenue and
  [Expenses]:
  Interest Income -
   Stockholder Loans           --           --       54,014       1,614 [A]      55,628
  Interest Income           3,226           --           --          --           3,226
  Interest Expense             --           --      (87,069)    (48,323)[A]    (640,680)
                                                               (505,288)[7]

  Total Other Income
   [Expenses]               3,226           --      (33,055)   (551,997)       (581,826)
                        ---------    ---------  -----------  ----------     -----------

  [Loss] Income Before
   Income Taxes
   [Benefit]              (54,555)    (196,140)    (119,327)   (126,618)       (496,640)

Income Taxes                   --           --       (7,631)     11,316 [A]      14,000
                                                                 (3,685)[6]
                                                                 14,000 [8]
                        ---------    ---------  -----------  ----------

  Net [Loss] Income     $ (54,555)   $(196,140) $  (111,696) $ (148,249)    $  (510,640)
                        =========    =========  ===========  ==========     ===========

Net [Loss] Per Share    $    (.05)                                          $      (.04)
                        =========                                           ===========

Weighted Average Number
  of Shares Outstanding 1,064,005                                            14,014,005
                        =========                                           ===========



See Notes to Pro Forma  Combined Financial Statements.

ELLIGENT CONSULTING GROUP, INC. AND SUBSIDIARY
------------------------------------------------------------------------------


NOTES PRO FORMA COMBINED FINANCIAL STATEMENTS
[UNAUDITED]
------------------------------------------------------------------------------



[A] Adjustment to include Conversion Services International, Inc. ["CSI"] revenue and expenses for the period January 1, 1998 through June 30, 1998 and to eliminate CSI revenue and expenses for the period January 1, 1997 through June 30, 1997.

[1] Adjustment to reflect the merger of Patra Capital, Ltd. ["Patra"] and Conversions Services International, Inc. ["CSI"]. The transaction is accounted for as a purchase. Total consideration of $12,298,885 consists of cash of $1,500,000 and notes of $8,500,000 discounted at 8% to $8,158,885 and 1.1 million shares of Elligent Consulting Group, Inc. ["Elligent"] common stock in connection with the CSI Acquisition with an approximate fair value of $2.64 million. The adjustment results in goodwill of $11,448,370.

     Up to approximately 354,000 additional shares of Elligent may be issued in connection with the transaction based on the security price of Elligent shares up to 90 days after the closing.

[2] Adjustment to reflect the merger of Elligent and Patra Acquisition, Inc. as a recapitalization reflected at historical cost. In the merger, all of the outstanding Patra Acquisition stock was exchanged for 12,950,000 shares of newly issued Elligent stock of which 1.1 million shares were issued in the Patra and CSI merger [See Note 1]. Pursuant to the merger, there are 14,544,225 common shares outstanding.

[3] To eliminate officers salaries on CSI in excess of $500,000 pursuant to employment contracts.

[4] To reflect the loan of the funds from the majority shareholder of Elligent to pay the $1.5 million cash portion of the purchase price.

[5] To reflect amortization of goodwill over 20 years on the straight-line method.

[6]  To eliminate CSI income taxes.

[7] To reflect interest expense on notes payable in connection with the acquisition related debt.

[8]  To reflect pro forma income taxes.


                        .   .   .   .   .   .   .   .   .

                          INDEPENDENT AUDITOR'S REPORT


To the Stockholders and Board of Directors of Elligent Consulting Group, Inc.
  New York, New York



            We have audited the accompanying combined balance sheets of Conversion Services International, Inc. and its affiliate as of December 31, 1997 and 1996, and the related combined statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Conversion Services International, Inc. and its affiliate as of December 31, 1997 and 1996, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.








                                                MOORE STEPHENS, P. C.
                                                Certified Public Accountants.

Cranford, New Jersey
June 9, 1998, except as
to Note 11 for which the date is
September 21, 1998 and except as to Note 6 for which the date is October 5, 1998

CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
------------------------------------------------------------------------------


COMBINED BALANCE SHEETS
------------------------------------------------------------------------------

                                               June 30,          December 31,
                                               --------          ------------
                                                1 9 9 8      1 9 9 7       1 9 9 6
                                                -------      -------       -------
                                              [Unaudited]
Assets:
Current Assets:
  Cash                                       $     7,780   $    2,626   $     7,141
  Accounts Receivable, Less Allowance
   for Doubtful Accounts of $33,200 and
   $-0- at December 31, 1997 and 1996,
   Respectively                                2,777,068    2,293,698     1,329,075
  Due from Stockholders                          321,981      378,021       485,835
  Due from Employees                              25,356       29,106         8,550
  Other Current Assets                               915          915         2,750
                                             -----------   ----------   -----------

  Total Current Assets                         3,133,100    2,704,366     1,833,351
                                             -----------   ----------   -----------

Property and Equipment - Net                     344,542      276,449       271,764
                                             -----------   ----------   -----------

Other Assets:
  Due from Stockholders                          250,000      250,000            --
  Other                                           14,893       14,893        14,141
                                             -----------   ----------   -----------

  Total Other Assets                             264,893      264,893        14,141
                                             -----------   ----------   -----------

  Total Assets                               $ 3,742,535   $3,245,708   $ 2,119,256
                                             ===========   ==========   ===========

Liabilities and Stockholders' Equity:
Current Liabilities:
  Cash Overdraft                             $    67,252   $   98,357   $     4,170
  Accounts Payable                             1,272,003    1,077,144       384,876
  Accrued Expenses                               177,333      149,992        48,008
  Deferred State Taxes                            51,104       36,904        54,565
  Notes and Leases Payable - Current           1,212,160    1,003,402       558,269
                                             -----------   ----------   -----------

  Total Current Liabilities                    2,779,852    2,365,799     1,049,888
                                             -----------   ----------   -----------

Notes and Leases Payable                         112,168      143,214       205,977
                                             -----------   ----------   -----------

Commitments and Contingencies                         --           --            --
                                             -----------   ----------   -----------

Stockholders' Equity:
  Common Stock of CSI - No Par Value,
   3,000 Shares Authorized; 1,000 Shares
   Issued and Outstanding                            100          100           100

  Common Stock of Doorways, Inc. - No
   Par Value, 3,000 Shares Authorized;
   1,000 Shares Issued and Outstanding             1,000        1,000         1,000

  Retained Earnings                              850,415      736,595       863,291

  Stock Subscription - Doorways, Inc.             (1,000)      (1,000)       (1,000)
                                             -----------   ----------   -----------

  Total Stockholders' Equity                     850,515      736,695       863,391
                                             -----------   ----------   -----------

  Total Liabilities and Stockholders' Equity $ 3,742,535   $3,245,708   $ 2,119,256
                                             ===========   ==========   ===========

See Notes to Combined Financial Statements.

CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
------------------------------------------------------------------------------


COMBINED STATEMENTS OF OPERATIONS
------------------------------------------------------------------------------



                           Six months ended             Y e a r s  e n d e d
                               June 30,                 D e c e m b e r  31,
                           1 9 9 8    1 9 9 7     1 9 9 7    1 9 9 6       1 9 9 5
                           -------    -------     -------    -------       -------
                         [Unaudited][Unaudited]

Revenue                 $9,860,282  $5,377,386 $13,246,763 $9,305,906   $ 6,341,573

Cost of Revenue          6,311,693  3,061,143   8,142,709   4,776,864     3,908,404
                        ----------  ---------  ----------  ----------   -----------

  Gross Profit           3,548,589  2,316,243   5,104,054   4,529,042     2,433,169

Operating Expenses       3,343,578  2,419,510   5,190,326   4,115,967     2,279,562
                        ----------  ---------  ----------  ----------   -----------

  Operating Income
   [Loss]                  205,011   (103,267)    (86,272)    413,075       153,607
                        ----------  ---------  ----------  ----------   -----------

Other Revenue and
  [Expenses]:
  Interest Income -
   Stockholder Loans        28,917     27,303      54,014      25,812        27,292
  Interest Expense         (79,755)   (31,432)    (87,069)    (33,730)      (39,279)
  Other                         --         --          --     (15,888)           --
                        ----------  ---------  ----------  ----------   -----------

  Total Other [Expenses]   (50,838)    (4,129)    (33,055)    (23,806)      (11,987)
                        ----------  ---------  ----------  ----------   -----------

  Income [Loss] Before
   State Income Taxes
   [Benefit]               154,173   (107,396)   (119,327)    389,269       141,620

State Income Taxes
  [Benefit]                 18,798     (7,518)     (7,631)     33,040         9,722
                        ----------  ---------  ----------  ----------   -----------

  Net Income [Loss]     $  135,375  $ (99,878) $ (111,696) $  356,229   $   131,898
                        ==========  =========  ==========  ==========   ===========



See Notes to Combined Financial Statements.

CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
------------------------------------------------------------------------------


COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------




                                                                        Doorways,
                                   CSI           Doorways, Inc.            Inc.         Total
                              Common Stock      Common Stock  Retained    Stock     Stockholders'
                             Shares  Amount   Shares   Amount Earnings Subscription    Equity

Balance - December 31,
  1994                        1,000 $   100   1,000  $ 1,000  $454,694  $ (1,000)    $454,794

  Distributions                  --      --      --       --   (53,000)       --      (53,000)

  Net Income for the year
   ended December 31,
   1995                          --      --      --       --   131,898        --      131,898
                             ------ -------  ------  -------  --------  --------     --------

Balance - December 31,
  1995                        1,000     100   1,000    1,000   533,592    (1,000)     533,692

  Distributions                  --      --      --       --   (26,530)       --      (26,530)

  Net Income for the year
   ended December 31,
   1996                          --      --      --       --   356,229        --      356,229
                             ------ -------  ------  -------  --------  --------     --------

Balance - December 31,
  1996                        1,000     100   1,000    1,000   863,291    (1,000)     863,391

  Distributions                  --      --      --       --   (15,000)       --      (15,000)

  Net [Loss] for the year
   ended December 31,
   1997                          --      --      --       --  (111,696)       --     (111,696)
                             ------ -------  ------  -------  --------  --------     --------

  Balance - December 31,
   1997                       1,000     100   1,000    1,000   736,595    (1,000)     736,695

  Distributions                  --      --      --       --   (21,555)       --      (21,555)

  Net Income for the six
   months ended June 30,
   1998                          --      --      --       --   135,375        --      135,375
                             ------ -------  ------  -------  --------  --------     --------

  Balance - June 30, 1998
   [Unaudited]               1,000 $   100   1,000  $ 1,000   $850,415  $ (1,000)    $850,515
                            ====== =======  ======  =======   ========  ========     ========





See Notes to Combined Financial Statements.

CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
------------------------------------------------------------------------------


COMBINED STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------


                                 Six months ended             Y e a r s  e n d e d
                                     June 30,                 D e c e m b e r  31,
                                 1 9 9 8    1 9 9 7     1 9 9 7     1 9 9 6      1 9 9 5
                                 -------    -------     -------     -------      -------
                               [Unaudited][Unaudited]
Operating Activities:
 Net Income [Loss]            $   135,375 $   35,122 $  (111,696)$   356,229   $  131,898
 Adjustments to Reconcile Net
   Income [Loss] to Net Cash
   [Used for] Provided by
   Operating Activities:
   Depreciation and Amortization   85,255    69,210     135,424      86,142       39,169
   Loss on Disposal of Assets          --         --          --         840           --
   Loss on Investment                  --         --          --      15,048           --
   Provision for Bad Debts             --      7,200      33,232       5,250       21,530
   Officers Salaries              100,000         --          --          --           --
                              ----------- ---------- ----------- -----------   ----------

   Net Income Adjusted for
    Noncash Items                 320,630    111,532      56,960     463,509      192,597

 Changes in Operating Assets
   and Liabilities:
   [Increase] Decrease in:
    Accounts Receivable          (483,370)  (196,616)   (997,855)   (463,295)    (282,486)
    Other Current Assets               --     (6,600)      1,835      (2,750)          --
    Due from Employees              3,750    (10,000)    (20,556)     28,086      (12,750)
    Other Assets                       --        274        (752)     (3,029)      (1,651)

   [Increase] Decrease in:
    Accounts Payable              194,859    160,104     692,268     (12,631)     193,258
    Accrued Expenses               27,341    (25,992)    101,984      21,306       26,576
    Deferred Taxes                 14,200      6,027     (17,661)     28,278        3,761
                              ----------- ---------- ----------- -----------   ----------

 Net Cash - Operating
   Activities - Forward            77,410     38,729    (183,777)     59,474      119,305
                              ----------- ---------- ----------- -----------   ----------

Investing Activities:
 Loans to Stockholders            (43,960)  (177,762)   (157,186)   (116,837)    (359,111)
 Purchase of Property and
   Equipment                     (153,348)   (70,313)   (132,819)   (231,108)     (40,717)
 Proceeds on Sale of
   Equipment                           --         --          --         965           --
 Payment for Investment                --         --          --     (18,750)          --
 Distribution from Investment          --         --          --       3,530           --
                              ----------- ---------- ----------- -----------   ----------

 Net Cash - Investing
   Activities - Forward       $  (197,308)$ (248,075)$  (290,005)$  (362,200)  $ (399,828)

See Notes to Combined Financial Statements.

CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
------------------------------------------------------------------------------


COMBINED STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------




                                Six months ended             Y e a r s  e n d e d
                                    June 30,                 D e c e m b e r  31,
                                1 9 9 8    1 9 9 7     1 9 9 7     1 9 9 6      1 9 9 5
                                -------    -------     -------     -------      -------
                              [Unaudited][Unaudited]
 Net Cash - Operating
   Activities - Forwarded    $    77,410 $   38,729 $  (183,777)$    59,474   $  119,305
                             ----------- ---------- ----------- -----------   ----------

 Net Cash - Investing
   Activities - Forwarded       (197,308)  (248,075)   (290,005)   (362,200)    (399,828)
                             ----------- ---------- ----------- -----------   ----------

Financing Activities:
 Cash Overdraft                  (31,105)    92,477      94,187       4,170           --
 Proceeds on Borrowings on
   Notes Payable                 810,000    150,000     445,000     355,000      375,000
 Principal Payments on Notes
   and Leases Payable           (632,288)   (29,588)    (69,920)    (35,989)     (29,718)
 Distributions to
  Stockholders                   (21,555)        --          --     (26,530)     (53,000)
                             ----------- ---------- ----------- -----------   ----------

 Net Cash - Financing
   Activities                    125,052    212,889     469,267     296,651      292,282
                             ----------- ---------- ----------- -----------   ----------

 Net Increase [Decrease]
   in Cash                         5,154      3,543      (4,515)     (6,075)      11,759

Cash - Beginning of Periods        2,626      7,141       7,141      13,216        1,457
                             ----------- ---------- ----------- -----------   ----------

 Cash - End of Periods       $     7,780 $   10,684 $     2,626 $     7,141   $   13,216
                             =========== ========== =========== ===========   ==========

Supplemental Disclosures of Cash Flow Information:
 Cash paid during the periods for:
   Interest                  $    79,755 $   31,432 $    87,069 $    33,730   $   39,279
   Income Taxes              $        -- $       -- $     8,713 $     8,638   $    1,684

Supplemental Schedule of Noncash Investing and Financing Activities:
 The Company entered into capital leases for $7,290, $41,107 and $-0- during 1997, 1996 and 1995, respectively.

 During 1997, $15,000 of distributions were credited to amounts due from stockholders.

See Notes to Combined Financial Statements.

CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS
------------------------------------------------------------------------------


[1] Summary of Significant Accounting Policies

[A] Organization and Business - Conversion Services International, Inc. ["CSI"] was incorporated on February 1, 1990. CSI and Doorways, Inc. [together the "Company"] are principally engaged in the information technology services industry. The Company provides consulting, professional services, systems integration and software development, on credit, to its customers principally located in New Jersey and New York.

The accompanying  combined financial  statements include the accounts of CSI and
Doorways,   Inc.  which  is  owned  by  a  principal  shareholder  of  CSI.  All intercompany transactions and balances have been eliminated.

[B] Revenue Recognition - Revenue from consulting and professional services are recognized at the time the services are provided. Revenue from systems integration and software development are recognized based on the terms of the contracts. Revenue under maintenance contracts is recognized ratably over the life of the contract.

[C] Property and Equipment and Depreciation and Amortization - Property and equipment are stated at cost, less accumulated depreciation and amortization, and includes equipment held under capital lease agreements. Depreciation, which includes amortization of leased equipment, is computed principally by the double declining balance method and is based on the estimated useful lives of the various assets ranging from three to seven years. When assets are sold or retired, the cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

[D] Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

[E] Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. The Company routinely assesses the financial strength of its customers, based upon factors surrounding their credit risk, establishes an allowance for uncollectible accounts, and as a consequence, believes that its accounts receivable credit risk exposure beyond such allowances is limited. The Company places its cash with a high credit quality financial institution. The amount on deposit in any one institution that exceeds federally insured limits is subject to credit risk. The Company had $-0-and $97,626 as of December 31, 1997 and 1996, respectively, with a financial institution subject to credit risk beyond the insured amount. The Company has not experienced any losses in such accounts. The Company does not require collateral or other security to support financial instruments subject to credit risk.

Customers accounting for 10% or more of revenue in 1997, 1996 and 1995 are as follows:

                                                1 9 9 7     1 9 9 6    1 9 9 5
                                                -------     -------    -------

Customer A                                    $3,481,075 $        -- $        --
Customer B                                    $       -- $ 1,449,452 $        --
Customer C                                    $       -- $ 1,112,968 $        --
Customer D                                    $       -- $   912,136 $   784,478
Customer E                                    $       -- $        -- $   988,088

The above customers comprised 24% and 26% of accounts receivable at December 31, 1997 and 1996, respectively. Additionally, 1 and 2 customers, who are not considered significant customers based on the volume of revenue, represent 10% and 27% of accounts receivable at December 31, 1997 and 1996, respectively.

CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #2
------------------------------------------------------------------------------



[1] Summary of Significant Accounting Policies [Continued]

[F]  Advertising  -  The  Company  expenses   advertising   costs  as  incurred.
Advertising costs amounted to approximately $88,000, $68,000 and $22,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

[G] Income Taxes - The Company, with consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of federal corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. The Company has also elected under state law to be an S corporation. However, the Company is subject to some state corporation income taxes.

Income taxes are provided based upon the provisions of Statement of Financial Accounting Standards ["SFAS"] No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

[H] Cash and Cash Equivalents - Cash equivalents are comprised of certain highly liquid investments with a maturity of three months or less when purchased. The Company has no cash equivalents at December 31, 1997 and 1996.

[2] Property and Equipment and Depreciation and Amortization

Property and equipment and accumulated depreciation and amortization as of December 31, 1997 and 1996 are as follows:

                                                 1 9 9 7     1 9 9 6
                                                 -------     -------

Computers and Equipment                        $  513,767  $  380,948
Furniture and Fixtures                             30,161      30,161
Property Held Under Capital Lease                  48,447      41,157
                                               ----------  ----------

Totals                                            592,375     452,266
Less: Accumulated Depreciation and
       Amortization                               315,926     180,502
                                               ----------  ----------

  Property and Equipment - Net                 $  276,449  $  271,764
  ----------------------------                 ==========  ==========

Depreciation expense was $135,424,  $86,142 and $39,169 for 1997, 1996 and 1995,
respectively.

For property held under capital leases, amortization expense, which is included in depreciation expense, for the years ended December 31, 1997, 1996 and 1995 was $14,628, $8,231 and $1,415, respectively, and accumulated amortization was $22,859 and $8,231 at December 31, 1997 and 1996, respectively.

[3] Related Party Transactions - Due From Stockholders

The amounts due from stockholders of $628,021 and $485,835 at December 31, 1997 and 1996, respectively, consists of loans receivable from stockholders of the Company. The loans are due on demand and include interest at prime plus 1.5%. At December 31, 1997 and 1996, the prime rate was 8.50% and 8.25%, respectively. Interest income on stockholders loans amounted to $54,014, $25,812 and $27,292 for 1997, 1996 and 1995, respectively.

CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #3
------------------------------------------------------------------------------


[4] Due From Employees

The amounts due from employees of $29,106 and $8,550 at December 31, 1997 and 1996, respectively, consist of loans and advances which are non-interest bearing and have no stated terms of repayment.

[5] Employee Benefit Plan

The Company adopted a pension plan pursuant to Section 401 [K] of the Internal Revenue Code, that covers substantially all employees. Eligible employees may contribute on a tax deferred basis a percentage of compensation up to the maximum allowable amount. Employee contributions vest immediately. The Plan does not require a matching contribution by the Company. The Company's contributions to the Plan [which were charged to operations] were $17,690, $25,000, and $40,000 in 1997, 1996 and 1995, respectively. The Company's contributions vest in 20% increments annually, beginning with 2 years of service, until fully vested after six years of service.

[6] Long-Term Debt and Capital Leases

Long-term debt at December 31, 1997 and 1996 consisted of the following:
                                                             1 9 9 7    1 9 9 6

Revolving line of credit                                 $   925,000 $   480,000

Note payable to a bank in monthly installments of
  $4,167, including interest at the bank's prime rate
  plus 2%, due March 2001.  The note is collateralized
  by equipment.                                              162,500     200,000

Note payable to a bank in monthly installments of
  $1,042 including interest at the bank's prime rate
  plus 2.5%, due March 1999.  The note is
  collateralized by equipment.                                15,625      28,125

Note payable to a bank in monthly installments of
  $520 including interest at the bank's prime rate
  plus 2.5%, due March 1998.  The note is
  collateralized by equipment.                                 1,600       7,840

Note payable to a bank in monthly installments of
  $4,167 including interest at the bank's prime rate
  plus 2.5%, due September 1997.  The note is
  collateralized by equipment.                                    --       9,375

Obligations under capital leases, collateralized by
 equipment originally costing $48,447, payable in various
 monthly installments including interest at various
  rates from 14.75% to 20.93% through 2000.                   41,891      38,906
                                                         ----------- -----------

  Totals                                                   1,146,616     764,246
  Less: Current Portion                                    1,003,402     558,269
                                                         ----------- -----------

  Totals                                                 $   143,214 $   205,977
  ------                                                 =========== ===========

The revolving line of credit due April 30, 1998 bears interest at the bank's prime rate plus 1.5% payable monthly. The Company may borrow the lesser of 80% of eligible accounts receivable less than 90 days or $1,500,000. At December 31, 1997, the Company had approximately $532,000 in available credit under this line. Based on the terms of the agreement, the line is collateralized by accounts receivable and equipment. At December 31, 1997, the line of credit was in default pursuant to certain debt covenants. The line is classified as a current liability. On October 5, 1998, the bank waived the defaulted covenants and extended the revolving line of credit until January 1, 1999.

CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #4
------------------------------------------------------------------------------



[6] Long-Term Debt and Capital Leases [Continued]

The prime rate at December 31, 1997 and 1996 was 8.50% and 8.25%, respectively. At December 31, 1997 and 1996, the weighted average interest rate on short-term borrowings was 10.50% and 10.25%, respectively.

The following schedule shows the future maturities of long-term debt exclusive of capital leases:

Years ended
December 31,
   1998                                                  $   989,100
   1999                                                       53,125
   2000                                                       50,000
   2001                                                       12,500
                                                         -----------

   Total                                                 $ 1,104,725
   -----                                                 ===========

The Company leases property under capital leases. The following schedule shows the minimum lease payments under capital lease as of December 31, 1997:

Years ended
December 31,
   1998                                                  $    19,852
   1999                                                       17,975
   2000                                                       13,781
                                                         -----------

   Total                                                      51,608
   Less: Amount Representing Interest                          9,717

   Total                                                      41,891
   Less: Current Portion                                      14,302
                                                         -----------

     Long-Term Portion                                   $    27,589
     -----------------                                   ===========

[7] Commitments and Contingencies

Leases - The Company leases office space under an operating lease, as amended, which expires in June of 1999. In February 1998, the Company moved its offices to a new location. Additional rent expense in the amount of $94,294 has been accrued for 1997, which represents the remainder of the lease payments due under the old lease through June of 1999. The liability is included in accrued expenses.

The Company had leased additional office space pursuant to a one year lease which expired in May 1997.


In November 1997, the Company entered into a commitment to lease new office space commencing February 1998 and expiring January 2003. The lease contains provisions for the lease of additional office space for a five year term commencing upon the completion of renovations to the initial space. The lease contains an option to renew both spaces for a term of five years. In addition to minimum rentals, the Company is liable for contingent rentals based on its proportionate share of real estate taxes and operating expenses, as defined.

The Company was committed under an operating lease for an automobile which expired May 1997.

CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #5
------------------------------------------------------------------------------



[7] Commitments and Contingencies [Continued]

Leases [Continued] - Minimum annual rentals under the leases are as follows:

Year Ended
December 31,
   1998                                                  $   194,778
   1999                                                      290,267
   2000                                                      256,750
   2001                                                      256,750
   2002                                                      256,750
   Thereafter                                                122,749
                                                         -----------

     Total                                               $ 1,378,044
     -----                                               ===========

Total rent expense, including automobile rental, was $93,248, $92,723 and $71,886 for the years ended December 31, 1997, 1996 and 1995, respectively.

Letter of Credit - The Company is committed under an outstanding letter of credit with a bank to secure the security deposit on the new office space, in the amount of $167,344, which expires November 1998. The agreement will automatically extend for additional one year periods with a final expiration date of November 2003.

[8] Fair Value of Financial Instruments

The estimated fair value of the Company's financial instruments are as follows:

                                        1 9 9 7                 1 9 9 6
                                        -------                 -------
                                 Carrying      Fair      Carrying      Fair
                                  Amount       Value      Amount       Value

Notes Payable - Long-Term       $ (115,625) $ (115,625) $ (179,715) $ (179,715)

In assessing the fair value of these financial instruments, the Company has used a variety of methods and assumptions, which were based on estimates of market conditions and risks existing at that time. For certain instruments, including cash, due from related parties, and debt maturing within one year, it was estimated that the carrying amount approximated fair value for the majority of these instruments because of their short maturities. The fair value of the notes payable long-term is based on current rates at which the Company could borrow funds with similar remaining maturities.

[9] State Income Taxes [Benefit]

The state income tax provision [benefit] consists of the following:

                                                 1 9 9 7     1 9 9 6    1 9 9 5
                                                 -------     -------    -------

Current                                       $   (1,157)$     6,080 $     7,062
Deferred                                          (6,474)     26,960       2,660
                                              ---------- ----------- -----------

  Income Tax Provision [Benefit]              $   (7,631)$    33,040 $     9,722
  ------------------------------              ========== =========== ===========

CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #6
------------------------------------------------------------------------------


[9] State Income Taxes [Benefit][Continued]

Deferred tax liabilities was made up of the following at December 31, 1997 and 1996:

                                                             1 9 9 7    1 9 9 6
                                                             -------    -------

Deferred Tax Asset:
  Cash Basis Adjustments                                 $    41,555 $    25,443
                                                         ----------- -----------

Deferred Tax Liabilities:
  Cash Basis Adjustments                                      77,672      78,117
  Excess Book over Tax Basis of Property and Equipment           787       1,891

  Totals                                                      78,459      80,008
                                                         ----------- -----------

  Net Deferred Tax Liability                             $    36,904 $    54,565
  --------------------------                             =========== ===========

[10] New Authoritative Pronouncements

The  Financial  Accounting  Standard  Board  ["FASB"]  has issued  Statement  of
Financial Accounting Standards ["SFAS"] No. 130, "Reporting Comprehensive Income." SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Earlier application is permitted. Reclassification of financial statements for earlier periods provided for comparative purposes is required. SFAS No. 130 is not expected to have a material impact on the Company.

The FASB has issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 changes how operating segments are reported in annual financial statements and requires the reporting of selected information about operating segments in interim financial reports issued to shareholders. SFAS No. 131 is effective for periods beginning after December 15, 1997, and comparative information for earlier years is to be restated. SFAS No. 131 need not be applied to interim financial statements in the initial year of its application. SFAS No. 131 is not expected to have a material impact on the Company.

In February 1998, the FASB issued SFAS No. 132, "Employees Disclosure about Pensions and Other Postretirement Benefits," which is effective for fiscal years beginning after December 15, 1997. The modified disclosure requirements are not expected to have a material impact on the Company's results of operations, financial position or cash flows.

The FASB has issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and how it its designated, for example, gain or losses related to changes in the fair value of a derivative not designated as a hedging instrument is recognized in earnings in the period of the change, while certain types of hedges may be initially reported as a component of other comprehensive income [outside earnings] until the consummation of the underlying transaction.

SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Initial application of SFAS No. 133 should be as of the beginning of a fiscal quarter; on that date, hedging relationships must be designated anew and documented pursuant to the provisions of SFAS No. 133. Earlier application of all of the provisions of SFAS No. 133 is encouraged, but it is permitted only as of the beginning of any fiscal quarter. SFAS No. 133 is not to be applied retroactively to financial statements of prior periods. The Company does not currently have any deriative instruments and is not currently engaged in any hedging activities.

CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #7
------------------------------------------------------------------------------




[11] Subsequent Event

The Company entered into a plan and agreement of merger with Patra Capital Ltd. ["Patra"] as of August 1, 1998, whereby all of the Company's common stock will be sold to Patra in exchange for cash, notes receivable and restricted common stock of Elligent Consulting Group, Inc. [a publicly-held company], the parent company of Patra. Upon the closing on September 21, 1998, the Company merged into Patra.

[12] Unaudited Interim Statements

The interim financial statements include all adjustments which in the opinion of management are necessary in order to make the financial statements not misleading.





                        .   .   .   .   .   .   .   .   .

The historical financial statements of Patra will be provided within the applicable time requirement in a subsequent amendment to this Form 8-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              ELLIGENT CONSULTING GROUP, INC.


Dated:October 19, 1998                        By:  /s/ Edwin T. Brondo
                                                 ---------------------
                                                   Edwin T. Brondo
                                                   Chief Financial Officer